UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Prescott Holdings, Inc (Exact Name of registrant in its charter)

Nevada	5149	27-4280271
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Box 686144
Franklin, TN 37068
Telephone: (615-778-8767); (fax 775-201-8331)
(Address and telephone number of principal executive offices)

Jeff Prescott, President Prescott Holdings, Inc Box 686144 Franklin, TN 37068
Telephone: ( 615-778-8767) (fax 775-201-8331)
(Name, address and telephone number of agent for service)

Copies to: How2gopublic.com 4790 Caughlin Pkwy, Ste 387 Reno, NV 89519 775-851-7397 775-201-8331 fax

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ]   Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	190,000	0.10	19,000	1.26
Total	190,000

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The price per share and the aggregate offering price for the shares are calculated on the basis of our most recent private placement of common stock at $0.10 per share on May 1, 2011

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for Prescott Holdings, Inc and Prescott Holdings, Inc is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus
Prescott Holdings, Inc

PROSPECTUS
190,000Shares of Common Stock
 $.10
The date of this Prospectus is __________. Before this offering there has been no public market for our common stock.

Prescott Holdings, Inc (“we”, “our”, “us”) is registering 190,000 shares of common stock held by 38 selling security holders,  The selling security holders will have the option to sell their shares at an initial price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $19,000 if all the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market, and we do not intend to apply to have our common stock listed on any national securities exchange or the NASDAQ stock market. Instead, we plan to apply to have our common stock quoted on the OTC Bulletin Board. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities.  Over-the-counter securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. Information on the OTC Bulletin Board can be found at www.otcbb.com.

There is no guarantee that a trading market for our common stock will develop and the purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

The date of this prospectus is _________________, 2011

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

Company Business Overview

Prescott Holdings, Inc. (PHI) was incorporated in the state of Nevada on December 7, 2010. On December 31, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with Octagon Sports Nutrition, LLC (“Octagon”), a Florida limited liability company, whereby the Company acquired a 100% interest in the member shares of Octagon in exchange for 1,000,000 common shares of the Company. Subsequent to the Acquisition, the sole member of Octagon owned 100% of the issued and outstanding common shares of the Company. The acquisition of Octagon by the Company was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to the acquisition. The assets, liabilities, and operations of the acquired entity, Octagon, have been brought forward at their carrying value and consolidated as though the acquisition occurred on the date of inception. As a result of the Acquisition, our principal business became the business of Octagon.  Octagon Sports Nutrition is a manufacturer of supplements and nutraceuticals designed to maximize the bodybuilding experience. The products are designed with high quality ingredients and are formulated to promote strength, stamina and vitality

We are a small, start-up company that lacks a stable customer base.  Since our inception on December 7, 2010 to the present, we have generated no revenues. PHI is a manufacturer of supplements and nutraceuticals designed to maximize the bodybuilding experience.  PHI’s products are designed with  high quality ingredients and are formulated to promote strength, stamina and vitality.  PHI has conducted limited activities since December 7, 2010 (inception) and continues to develop its business plan.

The bodybuilding industry is an evolving sector of the health and fitness market responsible for billions of dollars a year in supplement sales.  In addition to the bodybuilding sector, a new companion sector has been introduced with MMA (Mixed Martial Arts).  MMA is a fast growing sport that has captured the interest of people worldwide and has increased the demand for cutting edge supplements that support the MMA training structure. PHI’s goal is to take a percentage of these markets by providing technologically advanced, high quality, effective supplements at reasonable prices.

Many of the supplements on the market today contain sub-standard ingredients that render them ineffective at achieving lasting results over the long term.  PHI uses  high quality ingredients which we hope will produce superior products that will create a returning customer base as well as attract new customers.

With the rising rates of obesity in America people are beginning to turn toward health and fitness practices as a way to fight excessive weight gain and ill health, this new interest in being healthy creates a natural rise in the bodybuilding industry which creates a demand for new and effective supplements that enhance the bodybuilding/fitness experience.

To date we have had no revenues and there can be no assurance that we will ever achieve any profitability.  We estimate that our current cash balances will be extinguished by September 2011 provided we do not have any unanticipated expenses. We estimate the need for approximately $60,000 in additional funding (taking into account the approximately $1,205 of cash or cash equivalents on hand we had as of December 31, 2010) to support our operations over the next 12 months.  Although there can be no assurance at present, we hope to be in a position to generate revenues by September 2011; however, we will still need to raise additional funding to support our operations.

We are a development stage company that has generated no revenue to date. As of December 31, 2010, we had $18,225 in current assets and current liabilities in the amount of $15,271. Accordingly, our working capital position as of December 31, 2010 was $2,954. Since our inception through December 31, 2010, we had incurred an accumulated deficit of $17,271. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our inability to generate revenues and accumulated losses since inception raise substantial doubt regarding our ability to continue as a going concern.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are not currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Website

The company’s web site is www.octagonsportsnutrition.com

Personnel

Prescott Holdings, Inc currently has three individuals acting as the officers and directors of the company. These individuals allocate limited time to the Company on a part-time basis.

Outstanding Shares

As of the date of this prospectus, PHI has 33,890,000 shares of $0.0001 par value common stock issued and outstanding to 41 shareholders.

Fiscal Year End

Prescott Holdings, Inc’s fiscal year end is December 31.

The Offering

Summary of the Offering

Securities Being Offered:	190,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our officers and directors

Offering Price, Lack of Market:
The offering price of the common stock is $0.10 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We intend to apply to the FINRA Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.

Securities:
33,890,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Mr. Jeffrey Prescott, and our Treasurer and Director Ms. Noelle Federico, own an aggregate of 97% of the common shares of our company and therefore have majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:
We have only generated minimal revenues to date and will require additional funding to complete our program and conduct our planned marketing activities.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will have substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 8 and “Dilution” on page 13 before making an investment in this stock.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

For the Period from Inception through December 31, 2010
STATEMENT OF OPERATIONS
Revenues	-
Total Operating Expenses	$17,271
Net Loss	$17,271

As of December 31, 2010
BALANCE SHEET DATA
Cash	$1,205
Total Assets	$18,225
Total Liabilities	$15,271
Stockholders’ Equity	$2,954

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, defines the term “blank check company” to mean any development stage company issuing a penny stock that “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” In Securities Act Release No. 33-6932, released April 13, 1992, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in section II titled “Discussion of the Rules” subsection “A. Scope of Rule 419”, the following: “. . . start-up companies with specific business plans are not subject to Rule 419, even if operations have not commenced at the time of the offering.” We have a specific plan and purpose and we have no plans to be acquired by or to merge with any unidentified company or companies. Our business purpose and our specific plan are delineated herein in detail.

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 8 of this prospectus, as well as any cautionary language in this prospectus; provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

Prescott Holdings, Inc’s operations and corporate offices are located at Box 686144, Franklin, TN 37068, 615-778-8767 and fax 775-201-8331.

RISK FACTORS

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Our officers and Directors lack experience in and with publicly-traded companies.

Prescott Holdings, Inc’s operations depend on the efforts of its officers and directors of the Company.  Mr. Jeff Prescott has no experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles.

Our officers and directors are involved in other employment opportunities and may periodically face a conflict in selecting between Prescott Holdings, Inc and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts, should they occur. If the Company loses Mr. Jeff Prescott to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

The following are risk factors which are directly related to the Company’s business, financial condition and this offering. Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT

As of the date of this prospectus, we have commenced operations and generated no revenues. From inception on December 7, 2010 until December 31, 2010, the end of our fiscal year, we had sales of $0 and a net loss of $17,271.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on December 7, 2010. As of December 31, 2010, the end of our fiscal year, we had revenues of $0 and a net loss of $17,271. From inception on December 7, 2010 up to the period ending December 31, 2010, we had total revenues of $0 and a net loss of $17,271. We have no significant operating history nor do we have anyone experienced in managing a public company. There is no assurance that we will be able to maintain any sustainable operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business. An investor should consider the risks, expenses and uncertainties that a developing company like ours faces. Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations. These problems include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unexpected additional costs and expenses that may exceed current estimates. Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and minimal sales and have not generated sufficient funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

The present management owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock.   As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this prospectus, we have had only limited start-up operations while incurring substantial start-up costs. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors’ report to the financial statements which is included in this registration statement. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT  OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenues solely in our chosen business area. In the opinion of our management, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date of this prospectus. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing  which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS

Our operations depend substantially on the skills, knowledge and experience of the present management, which devotes itself to the Company on a part-time basis. The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

All of the shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

ITEM 7 – SELLING SHAREHOLDERS

Name of Selling Security Holder	Shares Owned Prior to this Offering (1) (#)	Percent (2) (%)	Maximum Numbers of Shares Being Offered (#)	Beneficial Ownership After Offering (#)	Percentage Owned upon Completion of the Offering (2) (%)
Tracy Meyers	5,000	*	5,000	0	0
Alexandria Sylvia Vonakis	5,000	*	5,000	0	0
Irene Michelle Vonakis	5,000	*	5,000	0	0
Alison McSpadden	5,000	*	5,000	0	0
Toni Stone	5,000	*	5,000	0	0
Steve Overton	5,000	*	5,000	0	0
Mike & Ginny Demas	5,000	*	5,000	0	0
Erin Vandivier	5,000	*	5,000	0	0
William Mikolajczyk	5,000	*	5,000	0	0
Holly Hathcock	5,000	*	5,000	0	0
Ariel Shearer	5,000	*	5,000	0	0
Kevin Shearer	5,000	*	5,000	0	0
August Witthoeft	5,000	*	5,000	0	0
Nancy Shearer	5,000	*	5,000	0	0
Alexander Shearer	5,000	*	5,000	0	0
Bradley Rayfield	5,000	*	5,000	0	0
Courtney Rayfield	5,000	*	5,000	0	0
Mitchell Marriner	5,000	*	5,000	0	0
Faeda Sester	5,000	*	5,000	0	0
Steve Gill	5,000	*	5,000	0	0
Patrick Gill	5,000	*	5,000	0	0
Ryan Gill	5,000	*	5,000	0	0
Eileen Eves Dayton	5,000	*	5,000	0	0
Kathryn Atwood	5,000	*	5,000	0	0
Don Thompson	5,000	*	5,000	0	0
Deb Sandalwood	5,000	*	5,000	0	0
Samantha Hardy	5,000	*	5,000	0	0
Tim Pearson	5,000	*	5,000	0	0
Richard Federico**	5,000	*	5,000	0	0
Sean Barber	5,000	*	5,000	0	0
Lee Acker	5,000	*	5,000	0	0
Michelle L. Jones	5,000	*	5,000	0	0
John Sweeney	5,000	*	5,000	0	0
Louis Seibert	5,000	*	5,000	0	0
Susan Reynolds	5,000	*	5,000	0	0
Phillip Albright	5,000	*	5,000	0	0
Rodney Harnois	5,000	*	5,000	0	0
Betty & Linden Gill	5,000	*	5,000	0	0

* - less than 1% Based on 190,000 shares outstanding at May 10, 2011
** is a cousin of Noelle Federico

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

ITEM 8 – PLAN OF DISTRIBUTION

We are registering 190,000 shares of common stock on behalf of the selling security holders. The selling security holders will have the option to sell their shares at an initial offering price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for our common stock. We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and an application must be made on our behalf by a market maker. We have not yet engaged a market maker to make the application. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●	at an initial offering price of $0.10 per share until a market develops;

●	at the market price prevailing at the time of sale;

●	at a price related to such prevailing market price; or

●	at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

●	not engage in any stabilization activities in connection with our securities; and

●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter, or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

●	contains the toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

●	the bid and ask prices for the penny stock;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

●	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

●	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore security holders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the security holder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he wishes to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Prescott Holdings, Inc is authorized to issue 50,000,000 shares of common stock, $0.0001 par value. The Company is not authorized to issue any preferred stock.

The holders of Prescott Holdings, Inc’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

The Company has issued 33,890,000 shares of common stock to date held by 41 shareholders of record.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

The Company has no current plans to either authorize or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or  restrictions thereof,  all  without  any further vote  or action  by the  stockholders.  Any shares of issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of Prescott Holdings, Inc’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Prescott Holdings, Inc common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, Prescott Holdings, Inc has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, Prescott Holdings, Inc will make available to its shareholders annual financial reports certified by independent Accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, we will be subject to the reporting obligations of Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Novi & Wilkin, Reno, Nevada, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock issued pursuant to this Registration Statement.

The financial statements of Prescott Holdings, Inc, as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is Silberstein Ungar, PLLC and is not receiving any contingent interest fee or shares in the Company.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

Prescott Holdings, Inc (“PHI” or the “Company”), was incorporated in the State of Nevada on December 7, 2010, under the same name.

Fiscal Year End

Prescott Holdings, Inc’s fiscal year end is December 31.

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

Prescott Holdings, Inc has not reclassified, merged, consolidated, purchased or sold any assets.

Description of Business Principal Products and Services and Their Markets

PHI is a manufacturer of cutting edge supplements and nutraceuticals designed to maximize the bodybuilding experience.  PHI’s products are designed with the highest quality ingredients and are formulated to promote strength, stamina and vitality.

The bodybuilding industry is an evolving sector of the health and fitness market responsible for billions of dollars a year in supplement sales.  In addition to the bodybuilding sector, a new companion sector has been introduced with MMA (Mixed Martial Arts).  MMA is a fast growing sport that has captured the interest of people worldwide and has increased the demand for cutting edge supplements that support the MMA training structure. PHI’s goal is to take a percentage of these markets by providing technologically advanced, high quality, effective supplements at reasonable prices.

Many of the supplements on the market today contain sub-standard ingredients that render them ineffective at achieving lasting results over the long term.  PHI uses advanced and high quality ingredients which produce superior products that will create a returning customer base as well as attract new customers.

With the rising rates of obesity in America people are beginning to turn toward health and fitness practices as a way to fight excessive weight gain and ill health, this new interest in being healthy creates a natural rise in the bodybuilding industry which creates a demand for new and effective supplements that enhance the bodybuilding/fitness experience.

PHI assets include:

•	a beginning inventory of 18 initial products

•	the domain name www.octagonsportsnutrition.com, as well as many other related domain names

•	Trademark Octagon Sports Nutrition USPTO Reg. # 3101803

•	Trademark PHI USPTO Reg# 3291621

•	Trademark Amino Load USPTO Reg# 3848114

•	Trademark Nitro Load USPTO Reg. # 3291480

•	Trademark Red Goat USPTO Serial # 85149843 and other claimed trade names

PHI’s business plan is to provide a specialized selection of proprietary sports nutrition supplements to its target market, which includes retailers, wholesalers, bodybuilders, Mixed Martial Arts participants, fitness trainers, athletes, and consumers.

PHI anticipates that its marketing campaigns will be executed via television, radio, online and in print

Intellectual Properties

We believe our trademark, proprietary and non-proprietary formulas and information afford us reasonable protection against the unauthorized copying of our products. However, it is possible that competitors will develop products equal or superior to ours without infringing upon our intellectual property.

Sales and Marketing Strategy

Prescott Holdings, Inc’s strategic focus of effort will be on a long-term approach of communicating an unambiguous, attractive, creative marketing campaign, designed to resonate with the strongest key prospects for sales. This marketing undertaking will specifically identify Prescott Holdings, Inc to the marketplace end-user and will communicate a clear message of the products that Prescott Holdings, Inc can offer for the benefit of the consumer. Prescott Holdings, Inc believes in the lifetime value of a customer rather than the instant gratification of a quick sale.

Initially, our sales and marketing strategy and the efforts we will undertake to market and sell our products will be the result of the efforts conducted solely by the Company management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in today’s economic climate and our chosen industry in particular.

Distribution Methods

Prescott Holdings, Inc will look to identify a management company with a network of both brokers and distributors across the United States that will sell to retail outlets including, but not limited to, health food stores, gyms as well as any other location it is appropriate and viable for marketing.

As an additional marketing tool, PHI will actively engage in building close ties with critical suppliers, membership in business and professional associations and participation in public events in order to develop direct public exposure and exploit networking opportunities that might enhance our market introduction.

When resources become available, we intend to engage the services of a qualified product sales development consultant to cultivate plans for further developing and expanding our marketing strategy and sales exposure.

Dependence upon One or a Few Major Customers

Prescott Holdings, Inc will not rely upon one or just a few customers.  Management believes that the products will have a broad public appeal.

Need for Government Approval on Principal Products or Services

The Company is not aware of any government approval required for our products.

The Federal Food and Drug Administration (FDA) does not have to pass on any packaging or product content for our products. What the FDA does require is truth in packaging, which we have.

Existing or Probable Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Should we be able to develop and open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding occupational safety, production and labor practices, environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulation

Research and Development

The founder, Jeff Prescott, personally directed the research and development of our products prior to filing this registration statement.  No cost or expense was or will be borne directly by any customer.

No future research and development is anticipated at this time.

Compliance with Environmental Laws

Prescott Holdings, Inc does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations. However, should we open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulation.

Number of Employees

The Company does not presently have any full or part-time employees. The officers and directors of the Company are providing time and services as necessary for the development of the Company.

Prescott Holdings, Inc is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our officers and directors to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

DESCRIPTION OF PROPERTY

We do not have a physical location for the Company except for a corporate mailing address.

We use a corporate mailing address located at  Box 686144, Franklin, TN 37068, tel # 615-778-8767, fax # 775-201-8331.

Jeff Prescott, officer and director, is presently personally leasing this location. This facility is currently being provided to the Company free of charge by Jeff Prescott. There are no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

No officer or director of the Company has been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

No officer or director of the Company has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No officer or director of the Company has been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in Prescott Holdings, Inc’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Prescott Holdings, Inc and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Prescott Holdings, Inc;

2.	There are currently 33,890,000 shares of our common stock issued and held by 41 shareholders of record. These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock  are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Prescott Holdings, Inc was incorporated on December 7, 2010 in the State of Nevada, under the same name. As of the date of this document, we have generated no revenues and substantial expenses. This resulted in a net loss since inception, which is attributable to general and administrative expenses. Please review the Audited Financial Statements included with the offering.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our planned principal operations.   The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Prescott Holdings, Inc’s management does not expect to conduct any research and development.

Prescott Holdings, Inc currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months. Currently, we believe the services provided by our officers and directors are sufficient at this time.

We have not paid for expenses on behalf of any director. Additionally, we believe that this practice will not materially change.

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan.  The Company has minimal cash on hand and no ability to generate cash without the sale of its equity. Management anticipates an improved cash flow when the offering is completed, which will enable the Company to contract for production of its products. The Company has no ability to obtain loans or cash except for sale of a portion of its equity. Until our production and marketing plans are fully implemented, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.  The Company intends to primarily focus its capital resources, if such resources become available, on procurement of its products for sale and the marketing and distribution of those products.

Results of Operations

Since inception, we have generated $0 in revenues and have incurred a cumulative net loss of $17,271 as reflected in the financial statements contained within this registration statement.

To date we have not implemented our planned principal operations.   The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office.

 The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service
Jeff Prescott	54	President, Treasurer, Director, Chief Executive and Accounting Officer	Inception to present
Noelle Federico	43	VP and Director	Inception to present
Mark J. Bryn	56	Director	Inception to present

Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

The board of directors has no nominating, auditing or compensation committees.

At the date of this prospectus, Prescott Holdings, Inc is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

The Company does not presently have any full or part-time employees. The officers and directors of the Company are providing time and services as necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Jeff Prescott – President, Director the Company’s and its wholly owned subsidiary Octagon Sports Nutrition, LLC founder has over 27 years of experience in all aspects of business development, marketing and management; he is the Founder and CEO of Nature’s Youth, Inc. a national nutritional supplement company, as well as the CEO and co-owner of Music City News Publishing, Inc., a media and marketing company.  Additionally, he is the COO and co-owner of Dreamstime.com, LLC an international micro stock photography company.  Jeff graduated from Memphis State and has offices in Nashville, TN, Baltimore, MD and Cape Cod, MA.

Noelle Federico – VP/Director has over 22 years of experience in all aspects of business management, marketing, finance, entrepreneurship and business development.  She is the CFO and co-owner of Gill Media, Inc., a media and marketing company, the CFO/ Business Manager of Music City News Publishing, Inc., the owner of Fortunato Partners, Inc. a media, marketing and management company, the CFO/Business Manager of Nature’s Youth, Inc and Octagon Sports Nutrition, LLC, national supplement companies and the Founder of A Generous Heart, Inc., a non-profit organization.  Additionally, she is the Business Manager and CFO of Dreamstime.com, LLC . Noelle graduated from Fisher College in Boston, MA and also attended Suffolk University.

Mark J. Bryn - Director has been practicing law for over 30 years in private practice.  He graduated from Boston University (magna cum laude), Cleveland Marshall College of Law (magna cum laude) and Georgetown Law Center, Georgetown University, LL.M.

Legal Proceedings

None of the officers and directors of the Company, has ever filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding.  Nor  have they  ever been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, otherwise described in this document

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors Prescott Holdings, Inc is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who:

*	understands generally accepted accounting principles and financial statements,
*	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
*	understands internal controls over financial reporting, and
*	understands audit committee functions.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to Prescott Holdings, Inc, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

A code of ethics is a written standard designed to deter wrongdoing and to promote:

*  honest and ethical conduct,

*  full, fair, accurate, timely and understandable disclosure in  regulatory filings and   public statements,

*  compliance with applicable laws, rules and regulations,

*  the prompt reporting violation of the code, and

*  accountability for adherence to the code.

We adopted a corporate code of Conduct and ethics which is applicable to our directors, officers and employees. A copy has been attached to this registration statement as Exhibit 14.1.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Jeff Prescott, CEO	2010	-	-	-	-	-	-	-

Noelle Federico, VP and Director	2010	-	-	-	-	-	-	-

Mark Bryn, Director	2010	-	-	-	-	-	-	-

Employment Contracts and Officers Compensation

Since Prescott Holdings, Inc.’s incorporation we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

Prescott Holdings, Inc does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Jeff Prescott, Officer and Director	31,000,000	91%	91%
Common	Noelle Federico Officer/Director	2,000,000	6%	6%
Common	Mark Bryn Director	700,000	2%	2%
Common	Total of all officers & directors	33,700,000	99%	99%

Footnotes

(1)   The address of each executive officer and director is c/o Prescott Holdings, Inc
(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control person is the founder, CEO, officer and director, Jeff Prescott.

All Transactions Since Date of Inception

Since inception on December 7, 2010 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(Balance of Page Intentionally Left Blank)

FINANCIAL STATEMENTS

PRESCOTT HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

PRESCOTT HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Prescott Holdings, Inc.
Brentwood, TN

We have audited the accompanying consolidated balance sheet of Prescott Holdings, Inc., as of December 31, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from December 7, 2010 (date of inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prescott Holdings, Inc., as of December 31, 2010 and the results of their operations and cash flows for the period from December 7, 2010 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that Prescott Holdings, Inc. will continue as a going concern.  As discussed in Note 10 to the financial statements, the Company has incurred losses from operations and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 10. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 18, 2011

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 2010

ASSETS	2010

Current Assets
Cash and cash equivalents	$1,205
Inventory	17,020
Total Current Assets	18,225

TOTAL ASSETS	$18,225

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$4,250
Accrued interest – shareholder	21
Notes payable – shareholder	11,000
Total Current Liabilities	15,271

TOTAL LIABILITIES	15,271

STOCKHOLDERS’ EQUITY
Common stock, par $0.0001, 50,000,000 shares authorized, 31,000,000 shares issued and outstanding	3,100
Paid in capital	17,125
Deficit accumulated during the development stage	(17,271)
TOTAL STOCKHOLDERS’ EQUITY	2,954

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,225

The accompanying notes are an integral part of the financial statements.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 7, 2010 (INCEPTION) TO DECEMBER 31, 2010

Period from December 7, 2010 (inception) to December 31, 2010

SALES	$0
COST OF GOODS SOLD	0
GROSS PROFIT	0

OPERATING EXPENSES
Professional fees	14,320
Consulting fees	2,930
General and administrative expenses	0
TOTAL OPERATING EXPENSES	17,250

LOSS FROM OPERATIONS	(17,250)

OTHER EXPENSES	(21)

NET LOSS BEFORE INCOME TAXES	(17,271)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(17,271)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	29,932,000

NET LOSS PER SHARE	$(0.00)

The accompanying notes are an integral part of the financial statements.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 7, 2010 (INCEPTION) TO DECEMBER 31, 2010

	Common Stock		Additional	Deficit Accumulated during the Development
	Shares	Amount	Paid in Capital	Stage	Total

Balance, August 7, 2010 (Inception)	-	$0	$0	$0	$0

Shares issued for services at par value	27,300,000	2,730	-	-	2,730

Shares issued for services at par value	2,000,000	200	-	-	200

Shares issued for services at par value	700,000	70	-	-	70

Shares issued to acquire 100% membership interest of Octagon Sports Nutrition, LLC	1,000,000	100	17,125	-	17,225

Net loss for the period ended December 31, 2010	-	-	-	(17,271)	(17,271)

Balance, December 31, 2010	31,000,000	$3,100	$17,125	$(17,271)	$2,954

The accompanying notes are an integral part of the financial statements.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 7, 2010 (INCEPTION) TO DECEMBER 31, 2010

Period from December 7, 2010 (inception) to December 31, 2010
Cash Flows from Operating Activities:
Net loss for the period	$(17,271)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Common stock issued for services	3,000
Changes in Assets and Liabilities
Increase in accrued expenses	4,250
Increase in accrued interest – shareholder	21
Net Cash Used in Operating Activities	(10,000)

Cash Flows from Investing Activities:
Cash received in acquisition of Octagon Sports Nutrition, LLC	205
Net Cash Provided by Investing Activities	205

Cash Flows from Financing Activities:
Proceeds from notes payable – shareholder	11,000
Net Cash Provided by Financing Activities	11,000

Net Increase in Cash and Cash Equivalents	(1,205)

Cash and Cash Equivalents – Beginning	0

Cash and Cash Equivalents – Ending	$1,205

Supplemental Cash Flow Information:
Cash paid for interest	$0
Cash paid for income taxes	$0
Supplemental Non-Cash Investing and Financing Information:
Common stock issued for acquisition of 100% membership interest of Octagon Sports Nutrition, LLC	$17,225

The accompanying notes are an integral part of the financial statements.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Prescott Holdings, Inc.  (the “Company” or “Prescott”) was incorporated in the State of Nevada on December 7, 2010. The Company acquired its 100% wholly owned subsidiary, Octagon Sports Nutrition, LLC (“Octagon”), on December 31, 2010.  Octagon Sports Nutrition is a manufacturer of supplements and nutraceuticals designed to maximize the bodybuilding experience. The products are designed with high quality ingredients and are formulated to promote strength, stamina and vitality.   Octagon, a Florida Limited Liability Company, was organized on March 12, 2010.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Octagon Sports Nutrition, LLC. Results of operations and cash flows are included for the period subsequent to the acquisition dates.  All material inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,205 of cash as of December 31, 2010.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory
Inventory is stated at the lower of cost or market.  Cost is determined on the first-in, first-out method. Inventory is reviewed and reconciled annually.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Prescott does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – ACQUISTION OF SUBSIDIARY

On December 31, 2010, the Company entered into a membership interest purchase agreement to acquire 100% of the membership interests of Octagon Sports Nutrition, LLC in exchange for 1,000,000 shares of common stock.  Octagon was 100% owned by a shareholder of the Company.  The shares issued to acquire Octagon were valued at $17,225, the net equity of the subsidiary on the date of acquisition.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses at December 31, 2010 consisted of amounts owed to the Company’s outside independent auditors for services rendered for the period reported on in these consolidated financial statements.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 5 – NOTES PAYABLE – SHAREHOLDER

The Company signed a promissory note with a shareholder on December 7, 2010 allowing for borrowings of up to $40,000.  The Company borrowed $10,000 on December 7, 2010.  The loan is unsecured, bears 3% interest and is due thirty days after demand. Interest expense was $21 for the period ended December 31, 2010. The amount due to the shareholder as of December 31, 2010 was $10,000.

The same shareholder also loaned the Company $1,000 to fund its bank account on December 16, 2010.  The loan is unsecured, non-interest bearing and due on demand.

NOTE 6 – CAPITAL STOCK

The Company has 50,000,000 shares of par value of $.0001 common stock authorized.

On December 7, 2010, the Company issued 27,300,000 shares of common stock at $0.0001 per share to its founder for services rendered.

On December 8, 2010, the company issued 2,000,000 and 700,000 shares of common stock at $0.0001 per share to a consultant and attorney, respectively, for services rendered.

On December 31, 2010, the Company issued 1,000,000 shares of common stock to acquired 100% of the membership interests in Octagon Sports Nutrition, LLC.  The shares were valued at $17,225, the net equity of Octagon Sports Nutrition, LLC on the date of acquisition.

The Company had 31,000,000 shares of common stock issued and outstanding as of December 31, 2010.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company signed a promissory note with a shareholder on December 7, 2010 allowing for borrowings of up to $40,000.  The Company borrowed $10,000 on December 7, 2010.  The loan is unsecured, bears 3% interest and is due thirty days after demand. Interest expense was $21 for the period ended December 31, 2010. See Note 5.

The same shareholder also loaned the Company $1,000 to fund its bank account on December 16, 2010.  The loan is unsecured, non-interest bearing and due on demand. See Note 5.

On December 31, 2010, the Company entered into a membership interest purchase agreement to acquire 100% of the membership interests of Octagon Sports Nutrition, LLC in exchange for 1,000,000 shares of common stock.  Octagon was 100% owned by a shareholder of the Company.  The shares issued to acquire Octagon were valued at $17,225, the net equity of the subsidiary on the date of acquisition. See Note 3.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

PRESCOTT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 9 – INCOME TAXES

For the period ended December 31, 2010, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $17,000 at December 31, 2010, and will expire in the year 2030.

The provision for Federal income tax consists of the following at December 31, 2010:

Federal income tax benefit attributable to:	2010
Current operations	$5,780
Less: valuation allowance	(5,780)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	2010
Net operating loss carryover	$5,780
Less: valuation allowance	(5,780)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $17,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of December 31, 2010.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2010 to March 18, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by PHI in connection with the sale of the common stock being registered. PHI has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$30,000
Accounting Fees	$5,000
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate
Totals	$36,100

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Prescott Holdings, Inc’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception on December 7 2010 the price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

ITEM 16 - EXHIBITS

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws
5.1	Legal Opinion
23.1	Consent of Attorney
23.2	Consents of Independent Auditors

ITEM 17 - UNDERTAKINGS

Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Franklin, State of Tennessee on May 12, 2011

Prescott Holdings, Inc
(Registrant)

By: /s/ Jeff Prescott

President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Prescott	President and Director Chief Executive Officer	May 12, 2011
Jeff Prescott

/s/ Jeff Prescott	Secretary Chief Financial Officer	May 12, 2011
Jeff Prescott

/s/ Jeff Prescott	Treasurer Chief Accounting Officer	May 12, 2011
Jeff Prescott